UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2022

ESAB Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41297	87-0923837
(State or other jurisdiction or incorporations)	(Commission File Number)	(I.R.S. Employer Identification Number)

909 Rose Avenue, 8th Floor

North Bethesda, MD 20852

(Address of Principal Executive Offices) (Zip Code)

(301) 323-9099

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESAB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

ESAB Corporation (the “Company”) is filing this Amendment No. 1 to amend the Company’s Current Report on Form 8-K filed on March 28, 2022 (the “Original 8-K”) to update certain disclosures therein under Item 5.02. This Amendment No. 1 does not otherwise amend, update or change any other disclosure contained in the Original 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Original 8-K, on March 23, 2022, the Company’s Board of Directors appointed Melissa Cummings to serve as a director of the Company, effective upon the consummation of the Company’s separation from Enovis Corporation (formerly Colfax Corporation) on April 4, 2022. Ms. Cummings’s committee assignments had not been determined at that time.

On July 21, 2022, Ms. Cummings was appointed to the Audit Committee of the Company’s Board of Directors, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 21, 2022

ESAB CORPORATION

By:	/s/ Kevin Johnson
Name: Kevin Johnson
Title: Chief Financial Officer